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                              CAMBREX CORPORATION

                                 EXHIBIT 10.31


                    ADDITIONAL RETIREMENT PAYMENT AGREEMENT




         THIS AGREEMENT, made as of the 26th day of January, 1995 by and between CAMBREX CORPORATION, a Delaware corporation, having its principal offices located at One Meadowlands Plaza, East Rutherford, New Jersey 07073 (hereinafter referred to as the "Company"), and JAMES A. MACK, residing at 51 Bermuda Road, Westport, CT 06880 (hereinafter referred to as the "Employee").


                              W I T N E S S E T H:


         WHEREAS, the Employee has or will provide services to the Company for a period of years both as an employee and as a consultant thereafter; and

         WHEREAS, Employee and the Company wish to provide for supplemental retirement payments to be made to Employee commencing on the date when he is no longer able to provide services to the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Company and Employee hereby agree as follows:

         Section 1. ADDITIONAL RETIREMENT BENEFITS. Commencing at the time when the Employee receives no further compensation as an employee or fees as a consultant, and Employee has retiree status, the Company hereby agrees to pay to Employee, in addition to any other payment based on retirement which may be due to Employee, an additional retirement benefit, the amount of One Hundred Thousand Dollars ($100,000.) per year (prorated for portions of a year and payable on the last day of each quarter) as an additional retirement benefit, during the remainder of Employee's lifetime.

         Section 2. PAYMENT OF ADDITIONAL BENEFITS. Amounts payable to Employee under this agreement shall be payable to Employee only during his lifetime, without any right of survivorship, and shall be subject to the applicable reductions that are similar to those applicable to the benefits payable to such Participant under the Company's Retirement Plan.

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         Section 3. NO RIGHTS TO SPECIFIC ASSETS. Additional benefits payable under this agreement shall be paid directly from the general assets of the Company. Nothing contained in this agreement and no action taken pursuant hereto shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Employee or any other person. TO THE EXTENT THAT EMPLOYEE ACQUIRES A RIGHT TO RECEIVE PAYMENTS UNDER THIS AGREEMENT SUCH RIGHT SHALL BE NO GREATER THAN THE RIGHT OF AN UNSECURED GENERAL CREDITOR. Notwithstanding the forgoing, the Company may establish a grantor trust or purchase securities to assist it in meeting its obligations hereunder; provided, however, that in no event shall Employee have any interest in such trust or property other than as an unsecured general creditor.

         Section 4. INTERESTS NOT TRANSFERRABLE. No additional benefits payable under this Agreement shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No additional payment shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If Employee shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his additional benefits hereunder, or if by reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by Employee, then the Company may, in its discretion, terminate the interest of Employee in any such benefits and hold or apply them to the benefit of the Employee, in such manner as the Company may deem proper.

         Section 5. FACILITY OF PAYMENT. Any amounts payable hereunder to Employee who is under legal disability, may be paid to the legal representative of Employee.

         Section 6. SUCCESSORS. This agreement is binding upon the Company and will inure to the benefit of any successor of the Company whether by purchase, merger, consolidation or otherwise.

         Section 7. NOTICES. Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be sufficient if given in writing by registered or certified mail, return receipt requested, to the party to whom such notice is directed at the party's address first above written.

         Section 8. SEVERABILITY. If any provision or portion of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

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         Section 9. ENTIRE AGREEMENT.  This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if there be any, previously entered into by them with respect thereto.

         Section 10. AMENDMENTS. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing by the parties hereto. Except as otherwise specifically provided in this Agreement, no waiver by any party hereto of any breach of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

         Section 11. APPLICABLE LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of New Jersey.

         Section 12. HEADINGS. The Section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         Section 13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute a single instrument.

                 IN WITNESS WHEREOF, the Company has caused these presents to be signed by its duly authorized corporate officers and its corporate seal to be hereunto affixed, and the Employee has hereunto affixed his hand and seal, the day and year first above written.

ATTEST:                                          CAMBREX CORPORATION



_______________________________                BY:______________________________
                                                       C.C.BALDWIN, JR.
                                                       Chairman of the Board


Witness:




_______________________________                _________________________________
                                                       JAMES A. MACK
                                                         Employee